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                       [LETTERHEAD OF KIRKLAND & ELLIS]

                             200 East Randolph Drive
                             Chicago, Illinois 60601

                                 (312) 861-2000                     Facsimile:
                                                                 (312) 861-2200
                                www.kirkland.com



                                January 30, 2003

                                                                    EXHIBIT 8.1

World Omni Auto Receivables LLC
190 Jim Moran Boulevard
Deerfield Beach, Florida 33442

     Re: World Omni Auto Receivables LLC Pre-Effective Amendment No. 1 to Registration Statement on Form S-3 (No. 333-100621)

     We have acted as special counsel to World Omni Auto Receivables LLC, a Delaware limited liability company (the "Company"), in connection with the above-referenced Pre-Effective Amendment No. 1 to Registration Statement (together with the exhibits and any amendments thereto and the prospectus supplement described therein, the "Registration Statement"), filed by the Company with the Securities and Exchange Commission in connection with the registration by the Company of Asset Backed Securities (the "Securities") to be sold from time to time in one or more series in amounts to be determined at the time of sale and to be set forth in one or more Supplements (each, a "Prospectus Supplement") to the Prospectus (the "Prospectus") included in the Registration Statement.

     As described in the Registration Statement, the Securities of each series will be issued by a trust to be formed with respect to such series (a "Trust"). Each Trust will be a Delaware business trust or common law trust to be formed by the Company pursuant to a Trust Agreement (each, a "Trust Agreement") between the Company and an Owner Trustee to be specified in the related Prospectus Supplement. Each series of Securities issued by a Trust may include one or more classes of Asset Backed Notes (the "Notes") and one or more classes of Asset Backed Certificates (the "Certificates"). The Notes of any Trust will be issued pursuant to an Indenture (each, an "Indenture") by and between such Trust and an Indenture Trustee to be specified in the related Prospectus Supplement and a Sale and Servicing Agreement by and among such Trust, the Company and World Omni Financial Corp., as servicer (each, a "Sale and Servicing Agreement"). The Certificates of any Trust will be issued pursuant to a Trust Agreement.

     We are generally familiar with the proceedings required to be taken in connection with the proposed authorization, issuance and sale of the Notes and Certificates, and in order to express the opinion hereinafter stated, we have examined copies of the Registration Statement and, in each case as filed as an exhibit to or incorporated by reference in the Registration Statement, (i) the form of Indenture, (ii) the form of Trust Agreement (including the form of

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World Omni Auto Receivables LLC
January ___, 2003
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Certificate of Trust to be filed pursuant to the Delaware Business Trust Act included as an exhibit thereto (a "Trust Certificate")), (iii) the form of Sale and Servicing Agreement, (iv) the form of Receivables Purchase Agreement between World Omni Financial Corp. and the Company, and (vi) the form of Administration Agreement among the related Trust, the related Indenture Trustee and World Omni Financial Corp. as administrator (collectively, the "Operative Documents"). We have examined such other documents and such matters of law, including the form of Underwriting Agreement to be executed by the Company and the representatives of the several underwriters to be parties thereto, as filed as an exhibit to the Registration Statement, and we have satisfied ourselves as to such matters of fact, as we have considered relevant for purposes of this opinion.

     The opinion set forth in this letter is based upon the applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated and proposed thereunder, current positions of the Internal Revenue Service (the "IRS") contained in published Revenue Rulings and Revenue Procedures, current administrative positions of the IRS and existing judicial decisions. No tax rulings will be sought from the IRS with respect to any of the matters discussed herein.

     Based on the foregoing and assuming that the Operative Documents with respect to each series of Notes and Certificates are duly authorized, executed and delivered in substantially the form we have examined and that the transactions contemplated to occur under the Operative Documents in fact occur in accordance with the terms thereof, we are of the opinion that the discussion presented in the Prospectus forming part of the Registration Statement under the caption "Federal Income Tax Consequences" is based upon reasonable interpretations of existing U.S. federal tax law. There can be no assurance, however, that the conclusions of U.S. federal tax law presented therein will not be successfully challenged by the IRS or significantly altered by new legislation, changes in IRS positions or judicial decisions, any of which challenges or alterations may be applied retroactively with respect to completed transactions.

                                        Very truly yours,



                                        KIRKLAND & ELLIS